Exhibit 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Fourth Quarter and 2018 Year End Results

New York, NY, February 14, 2019......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2018.

Consolidated net sales for the fourth quarter of 2018 were $247 million, compared to consolidated net sales of $240 million during the comparable quarter in 2017. Earnings (loss) from continuing operations for the fourth quarter of 2018 were $12.2 million or 53 cents per diluted share, compared to ($8.1) million or (36) cents per diluted share in the fourth quarter of 2017. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2018 were $11.8 million or 52 cents per diluted share, compared to $12.4 million or 54 cents per diluted share in the fourth quarter of 2017.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2018 were $1,092.1 million, compared to consolidated net sales of $1,116.1 million during the comparable period in 2017.  Earnings from continuing operations for 2018 were $56.9 million or $2.48 per diluted share, compared to $43.6 million or $1.88 per diluted share in the comparable period of 2017.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the year ended December 31, 2018, and 2017 were $58.5 million or $2.55 per diluted share and $65.6 million or $2.83 per diluted share, respectively.

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President, stated, “We were generally pleased with the fourth quarter, as sales and gross margin for the company as a whole were slightly ahead of the prior year. Operating profit was down, excluding the gain on the sale of the Grapevine, Texas facility, primarily as a result of the costs associated with the installation of a new automated distribution system for our Temperature Control Division in Lewisville, Texas. We anticipate significant savings in this area in 2019.

“Turning to the divisions, Engine Management sales were up 2.5% for the quarter. Excluding our wire and cable business, which, as we have discussed, is a product line in general decline, Engine Management sales were ahead 4.5% for the quarter. Full year Engine Management sales, excluding wire, were slightly behind 2017, entirely the result of a few large pipeline orders in 2017 that were not repeated this year. More significantly, our customers reported Engine Management POS up approximately 4% in both the quarter and full year, in line with our long-term forecast.

“Engine Management gross margin was up 40 basis points over the same quarter last year but slightly down for the year. A major contributing factor was the startup costs incurred in our wire assembly plant in Reynosa, Mexico, as we continue to integrate General Cable’s assembly operation. We are already seeing improvement in productivity there, as our newly hired employees gain experience, and we move towards historic levels of efficiency. We have also been slightly impacted by the timing of tariffs incurred with Chinese sourced products in 2018.

“2018 was a warm summer, and our customers reported Temperature Control POS sales increases in the 6-7% range. However, they began the year with heavier inventories, the result of the previous year’s cool summer, and therefore their purchases in the first half were soft. Our second half Temperature Control sales were strong, and we finished 2018 essentially flat in sales. We believe our customers’ inventories at the end of 2018 were at lower levels than the prior year, and we are anticipating stronger pre-season orders in the months ahead.

 “Temperature Control gross margin was down slightly for the year. However, this was due to a carryforward of unfavorable variances from the weak season of 2017. As sales and production in the second half of 2018 were stronger, we will begin 2019 in a healthier position.

“Temperature Control SG&A for the year was impacted by higher distribution expenses mentioned above. As stated, we are anticipating significantly improved results this year.”

In December 2018, the Company completed the sale of the Grapevine, Texas, property for net proceeds of $4.8 million, and recorded a one-time gain of $3.9 million.  This was the final step in relocating the Temperature Control operations to Reynosa, Mexico. The move went smoothly, was completed on time and within budget, and Reynosa is achieving all of its operational targets.

In December 2018, the Company amended its Credit Agreement with JPMorgan Chase Bank, N.A., as agent, and a syndicate of lenders. The amended Credit Agreement provides for a senior secured revolving credit facility with a line of credit of up to $250 million (with an additional $50 million accordion feature) and extends the maturity date to December 2023.

In the fourth quarter of 2018, the Company increased its asbestos liability to $46.7 million, with a full year pre-tax charge of $13.6 million in loss from discontinued operations. The increase in the asbestos liability was due primarily to a California asbestos lawsuit, in which a jury returned a verdict in the fourth quarter of 2018 in favor of the plaintiff for the gross amount of $8.6 million in compensatory damages, of which the Company was held responsible for approximately $7.4 million. We strongly disagree with the jury verdict and will vigorously pursue all rights to appeal. We anticipate that the appeals process will take approximately two to three years to be resolved.

There were also two personnel changes. As previously announced, James Burke has been promoted from Chief Financial Officer to Chief Operating Officer.  In addition to his new assignment, Mr. Burke will continue to serve as CFO until a replacement is identified.  We are confident that Mr. Burke will make significant contributions to the Company in his new position.

Secondly, Frederick D. Sturdivant announced that he will retire from the Board, at the conclusion of his term, in May. Mr. Lawrence I. Sills, Executive Chairman of the Board, said “Fred has been a tremendous contributor to the Board, especially in the area of strategic planning, since he joined us in 2001. We wish him the best of luck in his retirement.”

In conjunction with Mr. Sturdivant’s retirement, the Board of Directors has voted to reduce the total number of Board seats from eleven to ten, effective on May 16, 2019.

As announced previously, our Board has approved an increase in our quarterly dividend from 21 cents per share to 23 cents per share payable on March 1, 2019. This represents our tenth consecutive year of dividend increases.

Mr. Eric Sills concluded, “While we realize that there is still a great deal to be done, we are pleased with the trends going forward. Our customers continue to show solid sales increases in our lines, and we anticipate significant cost improvements in our two major initiatives in Reynosa and Lewisville. Our position in our industry, where the demographics remain positive, has never been stronger. We are optimistic heading into 2019, our centennial year.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, February 14, 2019.  The dial-in number is 877-876-9173 (domestic) or 785-424-1667 (international). The playback number is 800-839-5689 (domestic) or 402-220-2570 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
NET SALES	$246,970	$239,978	$1,092,051	$1,116,143

COST OF SALES	175,367	170,633	779,264	789,487

GROSS PROFIT	71,603	69,345	312,787	326,656

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	55,732	51,511	231,336	224,237
RESTRUCTURING AND INTEGRATION EXPENSES	1,437	2,259	4,510	6,173
OTHER INCOME, NET	3,999	329	4,327	1,275

OPERATING INCOME	18,433	15,904	81,268	97,521

OTHER NON-OPERATING INCOME (EXPENSE), NET	(1,211)	(1,122)	(411)	1,250

INTEREST EXPENSE	889	544	4,026	2,329

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	16,333	14,238	76,831	96,442

PROVISION FOR INCOME TAXES	4,176	22,344	19,977	52,812

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	12,157	(8,106)	56,854	43,630

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(8,837)	(541)	(13,851)	(5,654)

NET EARNINGS (LOSS)	$3,320	$(8,647)	$43,003	$37,976

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$0.54	$(0.36)	$2.53	$1.92
DISCONTINUED OPERATION	(0.39)	(0.02)	(0.62)	(0.25)
NET EARNINGS (LOSS) PER COMMON SHARE - BASIC	$0.15	$(0.38)	$1.91	$1.67

DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$0.53	$(0.36)	$2.48	$1.88
DISCONTINUED OPERATION	(0.39)	(0.02)	(0.60)	(0.24)
NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$0.14	$(0.38)	$1.88	$1.64

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,432,095	22,582,763	22,456,480	22,726,491
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,941,271	23,045,565	22,931,723	23,198,392

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED DECEMBER 31,				TWELVE MONTHS ENDED DECEMBER 31,
	2018		2017		2018		2017
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety Related System Products	$165,630		$158,485		$648,270		$657,287
Wire and Cable	37,370		39,489		155,217		172,126
Engine Management	203,000		197,974		803,487		829,413

Compressors	16,736		16,099		148,416		148,377
Other Climate Control Parts	25,040		24,187		130,040		130,750
Temperature Control	41,776		40,286		278,456		279,127

All Other	2,194		1,718		10,108		7,603
Revenues	$246,970		$239,978		$1,092,051		$1,116,143

Gross Margin
Engine Management	$58,509	28.8%	$56,260	28.4%	$229,949	28.6%	$243,791	29.4%
Temperature Control	9,571	22.9%	10,715	26.6%	70,561	25.3%	73,254	26.2%
All Other	3,523		2,370		12,277		9,611
Gross Margin	$71,603	29.0%	$69,345	28.9%	$312,787	28.6%	$326,656	29.3%

Selling, General & Administrative
Engine Management	$34,588	17.0%	$33,498	16.9%	$141,003	17.5%	$141,995	17.1%
Temperature Control	13,058	31.3%	10,665	26.5%	59,569	21.4%	51,880	18.6%
All Other	8,086		7,348		30,764		30,362
Selling, General & Administrative	$55,732	22.6%	$51,511	21.5%	$231,336	21.2%	$224,237	20.1%

Operating Income
Engine Management	$23,921	11.8%	$22,762	11.5%	$88,946	11.1%	$101,796	12.3%
Temperature Control	(3,487)	-8.3%	50	0.1%	10,992	3.9%	21,374	7.7%
All Other	(4,563)		(4,978)		(18,487)		(20,751)
Subtotal	15,871	6.4%	17,834	7.4%	81,451	7.5%	102,419	9.2%
Restructuring & Integration	(1,437)	-0.6%	(2,259)	-0.9%	(4,510)	-0.4%	(6,173)	-0.6%
Other Income, Net	3,999	1.6%	329	0.1%	4,327	0.4%	1,275	0.1%
Operating Income	$18,433	7.5%	$15,904	6.6%	$81,268	7.4%	$97,521	8.7%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$12,157	$(8,106)	$56,854	$43,630

RESTRUCTURING AND INTEGRATION EXPENSES	1,437	2,259	4,510	6,173
IMPAIRMENT OF OUR INVESTMENT IN ORANGE ELECTRONICS CO.,LTD	1,683	1,815	1,683	1,815
IMPACT OF TAX CUTS AND JOBS ACT	-	17,515	-	17,515
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(144)	(463)
GAIN FROM SALE OF BUILDINGS	(3,940)	(262)	(4,158)	(1,048)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	492	(799)	(250)	(2,050)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$11,829	$12,422	$58,495	$65,572

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.53	$(0.36)	$2.48	$1.88

RESTRUCTURING AND INTEGRATION EXPENSES	0.06	0.10	0.20	0.27
IMPAIRMENT OF OUR INVESTMENT IN ORANGE ELECTRONICS CO.,LTD	0.07	0.08	0.07	0.08
IMPACT OF TAX CUTS AND JOBS ACT	-	0.76	-	0.75
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.01)	(0.02)
GAIN FROM SALE OF BUILDINGS	(0.17)	(0.01)	(0.18)	(0.04)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	0.03	(0.03)	(0.01)	(0.09)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.52	$0.54	$2.55	$2.83

OPERATING INCOME

GAAP OPERATING INCOME	$18,433	$15,904	$81,268	$97,521

RESTRUCTURING AND INTEGRATION EXPENSES	1,437	2,259	4,510	6,173
OTHER INCOME, NET	(3,999)	(329)	(4,327)	(1,275)

NON-GAAP OPERATING INCOME	$15,871	$17,834	$81,451	$102,419

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY’S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)
	December 31, 2018	December 31, 2017
	(Unaudited)
ASSETS

CASH	$11,138	$17,323

ACCOUNTS RECEIVABLE, GROSS	163,222	145,024
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,687	4,967
ACCOUNTS RECEIVABLE, NET	157,535	140,057

INVENTORIES	349,811	326,411
UNRETURNED CUSTOMER INVENTORY	20,484	-
OTHER CURRENT ASSETS	7,256	12,300

TOTAL CURRENT ASSETS	546,224	496,091

PROPERTY, PLANT AND EQUIPMENT, NET	90,754	89,103
GOODWILL	67,321	67,413
OTHER INTANGIBLES, NET	48,411	56,261
DEFERRED INCOME TAXES	42,334	32,420
INVESTMENT IN UNCONSOLIDATED AFFILIATES	32,469	31,184
OTHER ASSETS	15,619	15,095

TOTAL ASSETS	$843,132	$787,567

LIABILITIES AND STOCKHOLDERS’ EQUITY

NOTES PAYABLE	$43,689	$57,000
CURRENT PORTION OF OTHER DEBT	5,377	4,699
ACCOUNTS PAYABLE	94,357	77,990
ACCRUED CUSTOMER RETURNS	57,433	35,916
ACCRUED CORE LIABILITY	31,263	11,899
OTHER CURRENT LIABILITIES	80,467	98,393

TOTAL CURRENT LIABILITIES	312,586	285,897

OTHER LONG-TERM DEBT	153	79
ACCRUED ASBESTOS LIABILITIES	45,117	33,376
OTHER LIABILITIES	18,075	14,561

TOTAL LIABILITIES	375,931	333,913

TOTAL STOCKHOLDERS’ EQUITY	467,201	453,654

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$843,132	$787,567

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED December 31,
	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$43,003	$37,976
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	24,104	23,916
DEFERRED INCOME TAXES	(10,046)	19,059
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	13,851	5,654
OTHER	11,771	13,823
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(13,699)	(5,100)
INVENTORY	(30,199)	(13,901)
ACCOUNTS PAYABLE	16,894	(7,186)
PREPAID EXPENSES AND OTHER CURRENT ASSETS	4,926	(4,869)
SUNDRY PAYABLES AND ACCRUED EXPENSES	8,407	(6,015)
OTHER	1,246	1,260
NET CASH PROVIDED BY OPERATING ACTIVITIES	70,258	64,617

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(9,852)	(6,808)
CAPITAL EXPENDITURES	(20,141)	(24,442)
OTHER INVESTING ACTIVITIES	107	22
NET CASH USED IN INVESTING ACTIVITIES	(29,886)	(31,228)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	(12,196)	6,253
PURCHASE OF TREASURY STOCK	(14,886)	(24,376)
DIVIDENDS PAID	(18,854)	(17,287)
OTHER FINANCING ACTIVITIES	(185)	(534)
NET CASH USED IN FINANCING ACTIVITIES	(46,121)	(35,944)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(436)	82
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,185)	(2,473)
CASH AND CASH EQUIVALENTS at beginning of year	17,323	19,796
CASH AND CASH EQUIVALENTS at end of year	$11,138	$17,323